EXHIBIT 31.1

I, Jared Beebe, certify that:

1.     I have reviewed this quarterly report on Form 10-Q of Goldfields International Inc.;

2.     Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: September 12, 2014

/s/ Jared Beebe
Jared Beebe
Interim President, Principal Executive Officer, Principal Financial Officer